LAW OFFICES OF
                                     DECHERT
                              30 ROCKEFELLER PLAZA
                               NEW YORK, NY 10112



                                October 31, 2000


The Bramwell Funds, Inc.
745 Fifth Avenue
New York, New York  10151

Dear Ladies and Gentlemen:

                  We have acted as counsel for The Bramwell Funds, Inc., a Maryland corporation (the "Company"), in connection with the organization of the Company, the registration of the Company under the Investment Company Act of 1940 and the registration under the Securities Act of 1933 of an indefinite number of shares of common stock, $.0001 par value each, of the Company.

                  As counsel for the Company, we have participated in the preparation of Post-Effective Amendment No. 9 under the Securities Act of 1933 and Post-Effective Amendment No. 10 under the Investment Company Act of 1940 to the registration statement of the Company on Form N-1A relating to such shares and have examined and relied upon such records of the Company and such other documents we have deemed to be necessary to render the opinion expressed herein. Based on such examination, we are of the opinion that:

                  (i) The Company is a corporation duly organized and existing under the laws of the State of Maryland;

                  (ii) The Company is authorized to issue 500,000,000 shares of common stock, par value $.0001 per share, of which 200,000,000 shares have been allocated to the Bramwell Growth Fund, and 200,000,000 shares have been allocated to the Bramwell Focus Fund, and such shares have been duly and validly authorized by all requisite action of the Directors of the Company, and no action of the shareholders is required in such connection; and


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The Bramwell Funds, Inc.
October 31, 2000
Page 2


                  (iii) Assuming that the Company or its agent receives consideration for such shares in accordance with the terms of the prospectus forming a part of the Company's Post-Effective Amendment No. 9 to its registration statement and the provisions of its Articles of Incorporation, the shares will be legally and validly issued and will be fully paid and non-assessable by the Company.

                  We hereby consent to the use of this opinion as an exhibit to the Company's Post-Effective Amendment No. 9 to its registration Statement on Form N-1A, and any subsequent amendments thereto, filed with the Securities and Exchange Commission (File No. 811-8546). In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                                  Very truly yours,



                                                  /s/ Dechert